Pricing Supplement No. 1                            Rule 424(b)(2)

Dated:  June 14, 2000                    Registration No. 333-79493

(To Prospectus dated June 16, 1999, and Prospectus Supplement dated September 2, 1999)

                                 WELLS FARGO & COMPANY

                              Medium-Term Notes, Series A

                                  Floating Rate Notes



Principal Amount:            $500,000,000

Proceeds to Company:         $500,000,000

Original Issue Date:         06/19/2000

Stated Maturity:             07/16/2001

Form:                        Book Entry

Floating Rate Basis:         LIBOR Telerate page 3750

Initital Interest Rate:      6.7175%

Interest Payment Dates:      09/19/00, 12/19/00, 03/19/01,
                             06/19/01, and 07/16/01

Regular Record Dates:        Fifteen calendar days preceding each Interest
                             Payment Date

Interest Determination
Dates: Second London banking day preceding each Interest Reset Date

Interest Reset Dates:        09/19/00, 12/19/00, 03/19/01, and
                             06/19/01

Index Maturity:              3-month

Spread:                      -6 bp

Agent:                       Wells Fargo Brokerage

Currency:                    U.S. Dollars

--------------------------------------------------------------------------------
Other Terms:  CUSIP #94974BAH3
              Interest reset date for 06/19/01 is based on
              1-month LIBOR index
--------------------------------------------------------------------------------